Exhibit 10.50

AMENDMENT TO
CAESARS ENTERTAINMENT, INC.
2004 LONG TERM INCENTIVE PLAN

THIS AMENDMENT TO CAESARS ENTERTAINMENT, INC. 2004 LONG TERM INCENTIVE PLAN, dated as of June 13, 2005, is made and adopted by Harrah’s Operating Company, Inc. (“Harrah’s Operating Company”), a Delaware corporation and a wholly owned subsidiary of Harrah’s Entertainment, Inc., a Delaware corporation.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, Harrah’s Operating Company previously entered into that certain Agreement and Plan of Merger, dated as of July 14, 2004 (the “Agreement”), pursuant to which Caesars Entertainment, Inc., a Delaware corporation (“Caesars”), upon the terms and subject to the conditions set forth in the Agreement, merged with and into Harrah’s Operating Company, with Harrah’s Operating Company as the surviving entity (the “Merger”);

WHEREAS, Caesars maintains the Caesars Entertainment, Inc. 2004 Long Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 8(d) of the Plan, the Board of Directors of the Company may at any time amend the Plan;

WHEREAS, Harrah’s Operating Company, as successor to Caesars, desires to amend the Plan as set forth herein; and

WHEREAS, this Amendment was adopted by the Special Plan Amendment Committee of Harrah’s Operating Company on June 13, 2005.

NOW, THEREFORE, in consideration of the foregoing, Harrah’s Operating Company hereby amends the Plan as follows, effective as of immediately after the consummation of the Merger:

1.                                       Section 2(d) of the Plan is hereby amended and restated in its entirety as follows:

“(d)         ‘Change in Control’ means and includes each of the following:

(1)  the acquisition, directly or indirectly, by any ‘person’ or ‘group’ (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of ‘beneficial ownership’ (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (‘voting securities’) of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(A)  an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(B)  an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(C)  an acquisition of voting securities pursuant to a transaction described in clause (3) below that would not be a Change in Control under clause (3);

Notwithstanding the foregoing, neither of the following events shall constitute an ‘acquisition’ by any person or group for purposes of this subsection (d): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 25% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or

(2)  during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this subsection (d)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(3)  the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction

(A)  which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the ‘Successor Entity’)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)  after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 25% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(4)  the Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.                                       Section 2(f) of the Plan is hereby amended and restated in its entirety as follows:

“(f)          ‘Committee’ means the Human Resources Committee of the Board; provided, however that the Human Resources Committee may delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Grantees other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act or (ii) Covered Employees.  The Committee shall consist of at least two individuals, each of whom qualifies as (i) a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board, and (ii) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder.  Reference to the Committee shall refer to the Board if the Human Resources Committee ceases to exist and the Board does not appoint a successor Committee.”

3.                                       Section 2(g) of the Plan is hereby amended and restated in its entirety as follows:

“(g)         ‘Company’ means Harrah’s Entertainment, Inc., a Delaware corporation.”

4.                                       Section 2(k) of the Plan is hereby amended and restated in its entirety as follows:

“(k)         ‘Fair Market Value’ means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the average of the high and low trading prices for a share of Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for the immediately preceding date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.”

5.                                       Section 2(aa) of the Plan is hereby amended to delete the amount “$0.01” appearing therein and to substitute the amount “$0.10” therefor.

6.                                       The following new Section 2(dd) is hereby added to the Plan:

“(dd)       ‘Cause’ means as follows (references in this definition to the male gender include the female gender):

(1)  A Grantee’s willful failure to perform substantially his or her duties or to follow a lawful reasonable directive from his or her supervisor (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him or her by his or her supervisor which specifically identifies the manner in which his or her supervisor believes that he or she has not substantially performed his or her duties or to follow a lawful reasonable directive and he or she is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure to substantially perform, if curable;

(2)  (A) Any willful act of fraud, or embezzlement or theft by a Grantee, in each case, in connection with his or her duties to the Company or in the course of his or her employment with the Company or (B) a Grantee’s admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation, in each case, against the Company;

(3)  A Grantee being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in any state or territory in which the Company may operate; or

(4)  (A) A Grantee’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002 if applicable to the Grantee, provided that such violation or noncompliance resulted in material economic harm to the Company, or (B) a final judicial order or determination prohibiting a Grantee from service as an officer pursuant to the Exchange Act and the rules of the New York Stock Exchange.

For purposes of this subsection (dd), no act or failure to act on a Grantee’s part shall be considered “willful” unless it is done, or omitted to be done, by the Grantee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based on a directive from the Grantee’s supervisor or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company.  Any other rights of a Grantee regarding termination for cause that are contained in a written agreement between the Company and the Grantee shall be preserved.”

7.                                       The following new Section 2(ee) is hereby added to the Plan:

“(ee)       ‘Harrah’s Merger Agreement’ shall mean that certain Agreement and Plan of Merger, dated as of July 14, 2004, pursuant to which Caesars Entertainment, Inc., a Delaware corporation, merged with and into Harrah’s Operating Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, with Harrah’s Operating Company, Inc. as the surviving entity.”

8.                                       The following new section 2(ff) is hereby added to the Plan:

“(ff)         ‘Harrah’s Merger Effective Time’ shall mean the effective time of the merger (the “Merger”) pursuant to the Harrah’s Merger Agreement.”

9.                                       The first sentence of Section 4 of the Plan is hereby amended and restated in its entirety as follows:

“Awards may be granted to selected directors, officers, employees or consultants of the Company, any Subsidiary of the Company or any Related Entity, in the discretion of the Committee, other than individuals who, immediately prior to the Harrah’s Merger Effective Time, were employed by or served as directors or consultants to the Company or entities that were subsidiaries of the Company immediately prior to the Harrah’s Merger Effective Time.”

10.                                 Section 5 of the Plan is hereby amended as follows:

a.                                       The first sentence of Section 5 of the Plan is hereby amended to add the phrase “Prior to the Harrah’s Merger Effective Time,” to the beginning of the sentence.

b.                                      The following new paragraph is hereby added following the first paragraph of Section 5 of the Plan:

“Immediately after the Harrah’s Merger Effective Time, the number of shares of Stock preserved for the grant of Awards under the Plan, the maximum number of shares of Stock that may be made subject to Options granted to a single individual in a single Plan Year, and the maximum number of shares of Stock that may be made subject to stock-based awards other than Options granted to a single individual in a single Plan Year shall be adjusted to reflect the Merger.”

11.                                 The following new paragraph is hereby added to the end of Section 5 of the Plan:

“Effective immediately after the Harrah’s Merger Effective Time, the outstanding Awards under this Plan shall be adjusted to reflect the Merger, as provided by the Harrah’s Merger Agreement.”

12.                                 Section 7 of the Plan is hereby amended and restated in its entirety as follows:

“If a Change in Control occurs, a Grantee’s Awards are converted, assumed, or replaced by a successor, and the Grantee’s employment with the Company or any Subsidiary is terminated without Cause within 24 months following the date of the Change in Control, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse.  If a Change in Control occurs and a Grantee’s Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse.  Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Grantee the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.  In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Grantee contains provisions that conflict with and are more restrictive than the provisions of this Section 7, this Section 7 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.”

13.                                 The following sentence is hereby added to the end of Section 8(d)(ii) of the Plan:

“Effective immediately after the Harrah’s Merger Effective Time, the Special Plan Amendment Committee of Harrah’s Operating Company, Inc. shall have the power to amend this Plan as the Special Plan Amendment Committee deems necessary or desirable to facilitate the integration of Caesars Entertainment, Inc. with Harrah’s Operating Company, Inc. pursuant to the Merger.”

14.                                 This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

15.                                 All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

16.                                 The Plan, as amended by this Amendment, is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Amendment was duly adopted by the Special Plan Amendment Committee of Harrah’s Operating Company, Inc. on June 13, 2005.

By:
Name:	Stephen H. Brammell
Title:	Senior Vice President, General Counsel and
Corporate Secretary